The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72EE correctly, the correct answer is as follows (in 000's):

Investor Class
Janus Mid Cap Value Fund $603,956
Janus Small Cap Value Fund $116,273

Institutional Class

Janus Mid Cap Value Fund $90,114
Janus Small Cap Value Fund $107,401


The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73B correctly, the correct answer is as follows (in 000's):

Investor Class
Janus Mid Cap Value Fund $2.7252
Janus Small Cap Value Fund $4.0833

Institutional Class
Janus Mid Cap Value Fund $2.7252
Janus Small Cap Value Fund $4.0833